LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the 21st day of December, 2021 (the “Effective Date”) by and between **EAST DELAVAN PROPERTY, LLC,** having offices at 140 Lee Street, Suite 200, Buffalo, New York 14210 (hereinafter referred to as “Landlord") and **DGX HOLDING, LLC**, having offices at 301 N. Trousdale Place, Beverly Hills, CA 90210 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord is the owner of certain land and buildings located at 1001 East Delavan, located in the City of Buffalo and State of New York shown on the Niagara Boundary Survey dated October 2021 Job No. 7404-Oct 2021 ("NB Survey") and the CAD drawing labeled East Delavan Properties, LLC updated October 8, 2021 ("CAD drawing") collectively attached hereto as Exhibit A as the "South Complex" (the "Premises"); and

WHEREAS, Landlord hereby leases, grants and demises unto the Tenant and Tenant desires to take and hire from Landlord a segment of the Premises which is more particularly shown on Exhibit A consisting of: (A) the above grade structure shown and described on the NB Survey as "Lease Parcel"; and (B) the land below the above grade structure shown and described on the NB Survey as “Leased Parcel;” and (C) the exclusive use of the above grade staging area shown and described on the NB Survey as "Exclusive Use Easement Space" (collectively the “Leased Premises”) subject to the terms and conditions hereinafter stated; and

WHEREAS, Landlord hereby additionally grants and demises unto the Tenant and Tenant desires to take and hire from Landlord a non-exclusive easement over and across the Premises in the area marked "Access Easement" on Exhibit A for purposes of ingress and egress to and from the Leased Premises and Colorado Avenue via the Colorado Avenue gate during the term of this Lease subject to the terms and conditions hereafter stated. The Access Easement shall be hereinafter known as Easement Area.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements hereinafter set forth, the Landlord and Tenant do hereby covenant and agree as follows:

1. Recitals. The Recitals set forth above are incorporated into and made a part of this Lease.

2. Premises. Landlord does hereby demise and lease to Tenant, its successors and assigns, and Tenant does hereby take and hires from Landlord, the Leased Premises consisting of, excluding the staging area, 60,511 square feet. For purposes of any calculations in this Lease Agreement, the staging area shall not be included in the square footage of the Leased Premises. Further, Tenant is leasing the Leased Premises “as is”, “where is” with all faults and defects as of the Effective Date and there have been no representations, warranties, guarantees, statements or information, express or implied, whatsoever made or furnished to Tenant by Landlord, except as expressly provided in this Lease, and to the extent that Landlord has provided to Tenant any

inspection, engineering reports or any other materials, information or data in connection with Tenant's inspection of the Leased Premises, if any, Landlord makes no representations or warranties with respect to the accuracy or completeness, methodology or otherwise concerning the contents of such reports, materials, information and data except that Landlord obtained said reports from various professionals hired by Landlord. Tenant acknowledges that such reports, materials, information and data furnished to Tenant, if any, are made available as an accommodation only, and that Landlord has requested Tenant to investigate the matters relevant thereto and to rely solely upon the results of Tenant's own inspections, and not on any reports, materials, information or data that may have been provided by Landlord to Tenant.

3. Warranty of Title. Landlord represents and warrants to Tenant that Landlord has a good and marketable title to the Leased Premises, free and clear of all liens, mortgages and encumbrances except those disclosed of record and in this Lease Agreement. Landlord further represents and warrants that it has the legal right to execute and deliver this Lease and to grant and convey to Tenant the leasehold estate herein provided for the Term (as hereinafter defined), at the Rent (as hereinafter defined) and upon the conditions herein set forth.

4. Title to Buildings and Improvements.

(a) Title to all buildings, structures and improvements that now, or may from time to time constitute a part of the Leased Premises, all carpets, draperies, partitions, machinery, equipment and fixtures that are now, or may from time to time be, used, or intended to be used in connection with the Leased Premises, shall be and remain in Tenant until the termination of this Lease. Landlord and Tenant expressly acknowledge that, attendant to the transfer of title to existing improvements, Tenant shall succeed to the position of Landlord under any existing leases for the Leased Premises within such improvements. Contemporaneously with the execution of this Lease, Landlord has executed and delivered to Tenant any and all documents necessary for the purpose of evidencing or vesting Tenant’s title to such property and the assignment of any existing leases. Upon the termination of this Lease, title to all such property, buildings, structures and improvements and all such carpets, draperies, partitions, machinery, equipment and fixtures shall pass to and vest in Landlord without cost or charge to it.

(b) On termination of this Lease, Tenant shall execute and deliver any and all deeds, bills of sale, assignments, and other documents which in Landlord’s sole judgment may be necessary or appropriate to transfer, to evidence or to vest in Landlord clear title to any of the property described in the foregoing subsection (a) located on the Leased Premises at the time of such termination.

(c) Tenant, in addition, shall deliver to Landlord on termination of this Lease originals or certified copies of any plans, reports, contracts or other items relating to the ownership or operation of the Leased Premises.

This property is subject to an environmental easement held by the New York State Department of Environmental Conservation pursuant of Title 36 to Article 71 of the Environmental Conservation Law.

5. Term. The initial term of the Lease shall be for ninety-nine (99) years commencing on December 21, 2021 and terminating on December 20, 2120 ("Term").

6. Rent; Rent Commencement Date. On the Effective Date, Tenant shall pay to Landlord Two Million Three Hundred Thousand and 00/100 US Dollars ($2,300,000.00) as Rent for the Term.

7. Lease Contingency. Tenant hereby assumes an existing Sub-Station Lease Agreement between Landlord and BIT Management, LLC dated June 4, 2018 ("Sub-Station Lease") from Bit Management, LLC; and Tenant agrees to satisfy all payment and lease obligations of the Sub-Station Lease.

8. Deposit. INTENTIONALLY DELETED.

9. Condition of Premises. Subject to Section 20 hereof, Tenant agrees that during the term of this Lease that it is solely responsible for all maintenance of and repairs to the Leased Premises, including but not limited to all roofing, mechanical, electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures, and all necessary maintenance, repairs and alterations to such systems and related fixtures, irrespective of the cost thereof, unless such repair is necessitated by the negligence or willful misconduct of the Landlord, its employees, agents, invitees, lessees, sublessee, licensees, or contractors or anyone claiming by, through under them (herein, collectively, referred to as "Landlord's Agents"). Landlord agrees to maintain and repair the balance of the Premises including the Easement Area, building and roof in which the Leased Premises are located (exclusive of the Leased Premises) so that the condition of the balance of the Premises does not interfere with the Tenant's use and enjoyment of the Leased Premises.

10. Utilities.

a. Except as provided in Section 12 of this Agreement, Tenant shall be responsible for paying for all utilities and services relating to the Leased Premises, including but not limited to all charges for gas, electricity, water, the cost of all utilities used for any heating, ventilation and air conditioning system, sewage, trash disposal, telephone or other communication services used by, rented by or supplied to Tenant upon, on or in connection with the Leased Premises. Tenant shall cause all utilities to the Leased Premises to be separately metered or sub-metered at Tenant's sole cost and expense. Any applications which may be made for utility services on the Leased Premises, if applicable, shall be made in the name of the Tenant only, and, during the Term, Tenant shall be solely liable for such utility charges as they become due. Tenant shall indemnify Landlord against any liability or damages in connection with the same. The Tenant shall heat the Leased Premises as reasonably appropriate to prevent freezing and damage to plumbing and mechanical systems.

b. To the extent necessary, Landlord grants to Tenant a non-exclusive easement over portions of the Premises through which any electric, telephone, cable television, other communication, water, gas, sanitary sewer, storm sewer, and other utility lines, and related basins, inlets, piping, wires, conduits and facilities which exist, from time to time, upon or under the Premises (or which Tenant is required to install for the purposes of the operation of its

business within the Leased Premises) (collectively, the "Utility Lines") for the purpose of maintaining, repairing, replacing, relocating and using the Utility Lines on the Premises as may be reasonably necessary to serve the Leased Premises; provided, however, notwithstanding the foregoing, Tenant shall make no repairs, alterations, additions, improvements, relocations or replacements of any portion of the Premises or the Utility Lines without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall indemnify Landlord against any liability or damages in connection with the same.

11. Common Area Use and Maintenance.

a. For purposes of this Lease, the term "Common Areas", shall mean the Easement Area. The Tenant shall not use or allow its employees, agents, invitees, or contractors to use any of the Premises other than the Leased Premises and the Common Areas. Landlord grants Tenant a nonexclusive easement and right to use the Common Areas and to permit Tenant's, employees, invitees, subtenants, agents and contractors to use the Common Areas for ingress and egress. This easement and right may be exercised in common with the Landlord and other occupants of the Premises and their respective employees and invitees.

b. With respect to Landlord's ability to alter the Premises, and/or grant other Tenants of the Premises access to the Common Areas or the improvements thereon, Landlord covenants not to make any changes, additions, or alterations which materially or adversely affect the Leased Premises, Tenant's business operations thereon or Tenant's access to the Leased Premises through the Common Areas, without first obtaining Tenant's written consent, which consent may be withheld if any such changes, alterations or additions materially or adversely affect Tenant's business operations; otherwise Tenant's consent shall not be unreasonably withheld or delayed.

12. Parking and Maintenance. Tenant will at all times during the term of this Lease (i) restrict parking at the Leased Premises to Tenant's employees, invitees, subtenants, agents and contractors, (ii) maintain and keep the Leased Premises in an orderly and clean manner, including the removal of snow and ice and any trash, rubbish or debris which accumulates on such area, (iii) remove all garbage and waste from the Leased Premises, and (iv) maintain and keep the lawn within the Leased Premises, if any, mowed.

13. Operating Costs.

a. Tenant agrees to pay as additional rent during the term of this Lease Tenant's proportionate share ("Tenant's Proportionate Share") of costs incurred by Landlord for the fire protection system, potable water system and sewer system ("System Costs"). Tenant's Proportionate Share of the System Costs shall be equal to the total of the System Costs for the Premises multiplied by Tenant's Pro Rata Share 15 %, which is determined by dividing Tenant's interior ground floor square footage (60,511) by the total square footage of the buildings within the Premises whether or not occupied (404,210).

b. Tenant agrees to pay as additional rent during the term of this Lease $1.20 per square foot adjusted upward annually by 1.5% for common area costs.

c. Landlord shall bill Tenant on a quarterly basis for Tenant's Proportionate Share of System Costs. Landlord shall also bill Tenant on a quarterly basis for common area costs. Tenant agrees to remit payments for such expenses within thirty (30) days of its receipt of an invoice for the same.

14. Taxes and Obligations.

a. Landlord shall pay all applicable real property taxes and assessments (whether general or special) or governmental impositions in lieu thereof which at any time during or in respect of the term of this Lease may be assessed, levied, confirmed, or imposed on or against the Premises (collectively, “Taxes”) as they may become due and payable during the term of Tenant’s occupancy, subject to Paragraph 13(b) below. In the event that Landlord fails to pay any installment of Taxes prior to their due date, Tenant reserves the right to pay the Taxes on behalf of the Landlord and offset Rent and additional rent in the amount of the payment made by Tenant on Landlord’s behalf. Taxes shall not include any fines or penalty for late payment.

b. During the Term, Tenant shall pay Tenant’s Proportionate Share, as hereinafter defined, of taxes (as hereinafter defined) for the Premises within thirty (30) days of Tenant’s receipt of an invoice and copy of the applicable Tax bill from Landlord. To the extent there are any abatements, refunds and/or reimbursements attributable to the period when Tenant was in possession of the Leased Premises, Tenant shall have the benefit of such tax abatements, refunds and/or reimbursements.

c. In addition, in the event the Landlord elects to protest the real estate taxes assessed against the Premises and such protest shall result in a reduction of such assessment, Landlord shall reimburse tenant for Tenant’s Proportionate Share of any tax reductions from prior periods and the Tenant agrees to pay its reasonable pro-rata share of the legal fees incurred thereby, but in no event shall such legal fee exceed Tenant’s share of the saving effected in the proceeding.

d. If a separate tax bill for the Leased Premises is not provided, Tenant’s proportionate share of taxes shall be equal to the total of the taxes for the Premises multiplied by a fraction of, the numerator of which shall be equal to Tenant’s interior ground floor square footage and the denominator of which is shall be equal to the total gross leasable area of the buildings within the Premises whether or not occupied ("Tenant's Proportionate Share").

15. Property Insurance.

a. Tenant, at all times during the Term hereof, shall procure and keep in force, insurance on the Leased Premises, insuring the same against loss or damage by fire, theft and such other hazards, casualties and contingencies as are customarily included under policies of fire insurance with extended coverage (but specifically excluding consequential damages). The fire insurance shall be full replacement cost of the Leases Premises such amount as shall comply with the applicable co-insurance clause of such insurance policy but not less than 80% of the replacement cost of the insured property. Such insurance shall be primary to the Landlord’s insurance required pursuant to this Lease Agreement and shall further contain an agreement by the insurance company that the policy or policies will not be

cancelled, or the coverage changed without thirty (30) days prior written notice to Landlord. Tenant covenants that it will notify Landlord of any cancellation notice promptly upon receipt of such notice. Tenant, at all times during the initial and extended term hereof, at its sole cost and expense, shall additionally procure and keep in force, insurance on Tenant's property, insuring the same against loss or damage by theft, fire or such other hazards, casualties and contingencies as are customarily included under policies of fire and theft insurance with extended coverage. Tenant covenants that Landlord shall not be liable for damage to or destruction of Tenant's property by fire or other casualty from any cause not caused by the willful or negligent actions of Landlord or Landlord's agents and Tenant shall obtain and maintain in effect, a waiver of subrogation in favor of Landlord from its fire and casualty insurer, a copy of which shall be delivered to Landlord. Tenant hereby releases Landlord from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of Tenant unless such loss or damage shall be brought about by the willful or negligent actions of the Landlord, Landlord's agents, its agents or employees. If any policy does not permit such a waiver, Tenant agrees to obtain an endorsement to its insurance policies permitting such waivers. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by Tenant when due and, if requested, certificates thereof shall be furnished to Landlord by Tenant promptly upon the issuance of each such policy or renewal thereof.

b. All insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of New York with a financial rating of at least an A- VIII status as rated in the most recent edition of Best's Insurance Reports.

16. Liability Insurance.

a. Tenant shall defend Landlord against, and shall be responsible for, and shall hold Landlord harmless from and against, any and all claims for damages, except consequential damages, to persons or property resulting from or arising out of Tenant's occupancy or use of the Leased Premises and Common Areas unless caused by the willful or negligent actions or inactions of Landlord or Landlord's Agents. Tenant, at all times during the term hereof, at its sole cost and expense, shall procure, or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, insuring against all claims and liability arising out of the use or occupancy of the Leased Premises, with limits of liability of not less than $5 million per occurrence. The policy or policies of insurance shall be in standard form and shall name Landlord therein as additional insured and shall be issued by insurers licensed in New York and rated AVIII or better by Best's Insurance Reports (or successor report). Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid by Tenant when due and, if so requested certificates thereof shall be furnished to Landlord by Tenant promptly upon the issuance of each such policy or renewal thereof.

b. Landlord shall defend Tenant against, and shall be responsible for, and shall hold Tenant harmless from and against, any and all claims for damages, except consequential damages, to persons or property resulting from or arising out of Landlord's occupancy or use of the Premises unless caused by the willful or negligent actions or inactions of Tenant or Tenant's agents. Landlord, at all times during the term hereof, at its sole cost and

expense, shall procure, or cause to be procured, and keep in force comprehensive liability insurance, including personal injury and property damage, insuring against all claims and liability arising out of the use or occupancy of the Premises by Landlord, with limits of liability of not less than $5 million per occurrence. The policy or policies of insurance shall be in standard form and shall name Tenant therein as additional insureds, together with Landlord, and shall be issued by insurers licensed in New York and rated AVIII or better by Best's Insurance Reports (or successor report).and reasonably acceptable to Tenant. Premiums for all policies of insurance herein referred to and all renewals thereof shall be paid when due, if so requested, certificates thereof shall be furnished to Tenant by Landlord promptly upon the issuance of each such policy or renewal thereof.

17. Intentionally Omitted.

18. Signs and Advertising. Upon the prior written consent and approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, Tenant may erect such signs on or about the Leased Premises or the improvements thereof as shall conform to applicable governmental ordinances. Landlord acknowledges and agrees that Tenant may, at its option, apply to all appropriate governmental entities for any amount of signage up to the maximum amount permitted by law, and Tenant may also request a variance allowing Tenant to install additional signage. Landlord makes no representation with respect to Tenant's ability to obtain such approval, but shall cooperate at no charge to Tenant with any reasonable request by Tenant to sign applications for signage when necessary to obtain governmental approval.

19. Ordinances. From and after the date of this Lease, Tenant shall comply with all statutes, ordinances and regulations of government authorities hereafter enacted relating to its specific use of the Leased Premises and any alterations or improvements made by or for it.

20. Subletting and Assigning.

a. Tenant shall not voluntarily assign its interest in this Lease or in the Leased Premises to any party without first obtaining Landlord's written consent, which consent may not be unreasonably withheld, delayed or conditioned. Landlord shall deliver notice to Tenant indicating whether or not Landlord consents to a proposed assignment within fifteen (15) days after any written request by Tenant for Landlord's consent thereto (or Landlord shall provide the reason for such denial), or Landlord's consent shall be deemed given. Without limiting Landlord's right to withhold consent for other reasons, it shall be reasonable for Landlord to withhold consent if any proposed assignee: (i) does not have the financial responsibility to fulfill the obligations of Tenant under this Lease, or (ii) fails to agree in writing to assume and be bound by all of the obligations of Tenant under this lease. Any assignment to a party without Landlord's written consent shall be voidable.

21. Destruction of Building by Fire or other Casualty.

a. In the event of a partial destruction of the Premises, Leased Premises, whether by fire, casualty, act of God, or otherwise, the Landlord shall forthwith repair the same provided that sufficient proceeds from the insurance coverage required pursuant to this Lease Agreement are received by, or are available to, Landlord to accomplish said repairs unless such

failure is due to Landlord's failure to maintain insurance required hereunder. Said partial destruction shall in no way annul or void this Lease. If the Leased Premises are totally destroyed or rendered substantially untenantable in Tenant's reasonable opinion by any fire, casualty, act of God or otherwise, and thereby rendered unfit for use or if the restoration will take more than one hundred eighty (180) days, then and in that event, at Tenant's option, either (a) this Lease shall terminate and the Tenant shall be relieved of any further rental payments provided for herein from the date of such destruction or (b) Tenant may elect to rebuild the Leased Premises and continue the Lease.

b. In the event of a casualty or other destruction to the Leased Premises that requires Tenant to enter upon a portion of the Premises that is not within the Leased Premises in order to make such repairs to the Leased Premises or to common walls between the Leased Premises and the balance of the Premises, Landlord, for itself, its successors and assigns, hereby grants to Tenant, its successors and assigns, the non-exclusive right of access to such portions of the Premises as are necessary in order for Tenant to make the repairs required by this Lease. In such instance, Landlord agrees that Tenant may bring necessary materials, tools and equipment on to the Premises and may store same within the Premises until such time as the Tenant's repairs are completed provided such storage does not unreasonably interfere with Landlord's use of the Premises.

22. <u>Alterations</u>.

a. Landlord constructed and installed a firewall separation from floor slab to the roof deck along the column line shown on Exhibit A. On the Effective Date, Tenant shall reimburse Landlord the cost of the same in the amount of $150,000.00.

b. During the Term of this Lease, Tenant shall be allowed to make any alterations to the Leased Premises, including the roof of the Leased Premises, to the extent necessary to accommodate the initial establishment and operation of its business, the subsequent growth of its business and the installation of Tenant's equipment, provided that any such repairs, alterations or replacements are performed in compliance with all applicable laws, codes and regulations. In addition, at any time during the Term, Tenant shall have the right to access the roof and walls of the building in which the Leased Premises are located in order to make repairs or alterations or replacements to, or installations on, the roof of Leased Premises, including, but not limited to mechanicals, satellite dishes or other equipment. Except as contemplated within this Section of the Lease, no further material changes to the Leased Premises may be made without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall make no contribution to any further improvements approved by Landlord and made by Tenant except to the extent such improvements are requested by Landlord.

23. <u>Use and Occupancy</u>.

a. Tenant, at all times during the term of this Lease, shall have sole and exclusive control and right of use and occupancy of the Leased Premises and all improvements thereon, including the right to restrict access to the Leased Premises for security purposes. Landlord, or its representatives, shall have the right, however, to enter the Leased Premises, at

any reasonable time, after reasonable notice, for the purpose of inspection of the Leased Premises or performing any work which Landlord is required to perform under the provisions of this Lease. Tenant shall initially use the Leased Premises for the purpose of office space and for conducting its business as a server mining data center or for any other legal purpose provided the use complies with this subsection (c) of this Section.

b. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done on the Leased Premises, which is unlawful, or which shall make void or voidable the appropriate insurance contemplated by this Lease to be in force, or which will constitute a public or private nuisance.

c. The Leased Premises cannot be used to treat, store or dispose of any hazardous substances, hazardous wastes or toxic substances as those terms are defined under environmental laws, as may be amended from time to time, on, at or below the Leased Premises and must maintain generator-only status; provided, however, that the owner of the Leased Premises may: (i) temporarily, or for a limited time period, accumulate such substances or wastes as allowed under environmental laws without the necessity of a license or permit therefor and (ii) use for lawful purposes and in a safe and environmentally appropriate and lawful manner commercial products which may contain such substances.

d. The use of the Leased Premises is restricted in perpetuity (or, if not permitted in perpetuity under law, then, for such shorter period of time as shall be the maximum period of time permitted under law), except as provided below, to industrial use and without access by members of the general public; provided, however, that customary office and other uses ancillary to the principal use of the Leased Premises for industrial use shall not be deemed prohibited hereby.

24. Default.

a. Any one of the following events shall be deemed a "Tenant Event of Default":

i. If any Rent or any other payment due under this Lease is not received by Landlord when due and payable and such the failure continues for ten (10) days after written notice from Landlord to Tenant that such payment is overdue (a "Payment Default"); and

ii. If default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms or provisions contained in this Lease, other than default as described in Section 23(a)(i) of this Lease, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default under this Lease if Tenant commences to cure the default within the thirty (30) days and diligently and in good faith continues to cure the default (a "Nonpayment Default").

b. Upon the occurrence of a Payment Event of Default, and as long as it is

continuing, Landlord may, at its option, after such Tenant's default shall not have been remedied within ninety (90) days following Tenant's receipt of a second notice of default, terminate this Lease. Notwithstanding the foregoing, in the event that Landlord terminates this Lease, Tenant shall have a period of one hundred twenty (120) days thereafter to remove Tenant's equipment and other improvements made to the Leased Premises from the Leased Premises. Landlord acknowledges and agrees that once Tenant remedies a Payment Default, Landlord's right to terminate the Lease as a result of such Payment Default shall terminate.

c. Upon the occurrence of a Non-Payment Default, and as long as it is continuing, Landlord may, after such Tenant's Event of Default shall not have been remedied within thirty (30) days following Tenant's receipt of a second notice of default, commence a suit for damages. Landlord acknowledges and agrees that it cannot for any reason terminate this Lease as a result of a Non-Payment Default.

d. In the event Landlord exercises the rights of Landlord under Section 23(b) of this Lease, Tenant shall quit and peaceably surrender the Leased Premises to Landlord and shall immediately cease using the Leased Premises and within one hundred twenty (120) days remove all of Tenant's property from the Leased Premises and, and Landlord, upon or at any time after such expiration or termination, may without further notice enter upon and re-enter the Leased Premises and possess and repossess itself thereof, by legal process or any other cause, and use such force for that purpose as Landlord may determine, without being liable to any prosecution therefore, by summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant therefrom and may have, hold and enjoy the Leased Premises.

e. All remedies of Landlord under this Lease are cumulative and not mutually exclusive and may be exercised in addition to all other remedies available to Landlord at law or in equity.

25. Landlord's Default. Except as otherwise set forth herein, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

26. Performance. If Tenant shall default in the performance of any covenant or obligation contained in this Lease, Landlord may, if such default remains uncured for a period of thirty (30) days from the date Tenant receives written notice of such default, at any time thereafter, without further notice, perform the same for the account of the Tenant. Any reasonable out-of-pocket amount paid or expense incurred by the Landlord as provided in this Section 25 of this Lease, and/or any reasonable and actual out-of-pocket expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision of this Lease, or in defending any such action, shall be charged to and paid by Tenant as additional rent.

27. Hazardous Materials.

a. Landlord represents to Tenant that upon the date that the Leased Premises are delivered to Tenant, the above grade structures from the building slab up and the staging area from the ground surface up shall be free of all Hazardous Materials (as hereinafter defined). In addition, Landlord acknowledges and agrees that (i) Tenant shall not be held liable for any environmental conditions or Hazardous Materials in, on, under, or adjacent to, the Leased Premises as of the date of the Lease or thereafter unless caused by Tenant. Landlord also represents and warrants that the Premises and the entire property in and around the Premises is currently subject to an environmental easement held by the New York State Department of Environmental Conservation pursuant of Title 36 of Article 71 of the Environmental Conservation Act as a result of the use of the property prior to Landlord's purchase of the property. Landlord is in the process of cleaning up the environmental issues in the ground under the Property and will continue to do so until the State of New York has signed off on the completion of the remediation. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims brought by the State or any other governmental agency whether local, state or federal requiring that Tenant engage in said remediation or any additional remediation of underground contamination not of Tenant's making.

b. Landlord shall defend, indemnify and hold Tenant harmless from any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and court costs, arising from or related to the presence of Hazardous Materials on, through or under the Premises, or any part thereof, including all claims, suits or causes of action for damages for personal injury, loss of life, property damage, damage due to pollution, or other damage of any nature, sustained on or about or near the Premises except to the extent that Tenant is responsible pursuant to the terms of Section 26.c. of this Lease. Landlord's indemnity obligations under this Section 26.b. shall survive the expiration or early termination of this Lease and shall inure to the benefit of Tenant's successors and assigns.

c. Tenant shall not cause or permit to occur at, from, or about the Premises, including but not limited to the Leased Premises, any: (a) generation, manufacture, processing, production, refining, storage, transportation, or use of any Hazardous Materials, except as reasonably necessary for Tenant's business in compliance with applicable industry standards, government regulation and Environmental Laws (as hereinafter defined); (b) violation of any Environmental Law; or (c) Hazardous Material Discharge (as hereinafter defined). Tenant shall (1) comply with all Environmental Laws; (2) make all submissions to, provide all information required by, and otherwise fully comply with all requirements of, any Government relating to same; (3) if any Government requires any clean-up plan or measures because of any Hazardous Material Discharge that Tenant causes or arising from Tenant's activities: (i) promptly notify Landlord of such requirements; (ii) prepare and submit the required plans and all related bonds and other financial assurances; and (iii) carry out all such clean-up plans; (4) promptly give Landlord all information Landlord reasonably requests about matters referred to in this paragraph; and (5) indemnify, defend and hold Landlord harmless against any violation of this paragraph by Tenant.

d. In the event that any Hazardous Material is spilled, discharged, released or deposited on the Premises by Tenant or its agents, employees, contractors, guests and/or invitees in violation of applicable Environmental Laws (as hereinafter defined), the Tenant shall promptly notify Landlord and, if required by such applicable environmental laws, the proper

governmental authorities. Tenant shall, at its expense, take whatever action is required to legally remove and dispose of, or encapsulate, or otherwise remediate, as applicable, such Hazardous Materials. In the event the Tenant violates any of the requirements of Section 26 and does not notify the Landlord within twenty-four (24) hours of Tenant's knowledge of a spill or release for which Tenant is responsible under this Lease or does not commence to take action in accordance with applicable NYSDEC regulations to clean up or remove the same within the time period permitted under such regulations for which Tenant is responsible under this Lease, Landlord may take immediate steps to accomplish the cleanup and charge the reasonable and actual out-of-pocket cost thereof to Tenant.

e. In this Lease, the following definitions apply:

i. "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance or material by, or which may be a regulated substance under, by any environmental law, ordinance, rule, or regulation of any governmental authority.

ii. "Environmental Laws" means any and all federal, state or local laws, statutes, ordinances, rules, orders, permits, standards, voluntary cleanup program guidance or directives, or requirements (including without limitation consent decrees, agreements, judicial decisions, judgments, injunctions and administrative orders issued or approved thereunder), together with all related amendments and implementing regulations and all common law, relating to or imposing liability or standards of conduct (including without limitation disclosure or notification) concerning protection of human health or the environment, industrial hygiene or unsafe conditions, including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials and those relating to the atmosphere, soil, surface water, groundwater, wetlands, sediments and vegetation on, under, in or about real properties. Environmental Laws also shall include, but not be limited to, the New York Brownfield Cleanup Program, the New York Inactive Hazardous Waste Site Remedial Program, the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, and all regulations adopted in respect to the foregoing laws, all as previously and in the future to be amended.

iii. "Hazardous Materials Discharge" means any deposit, spill, discharge, spread, or other release of Hazardous Materials in violation of Environmental Laws.

f. The obligation of either Landlord or Tenant to indemnify the other under this section shall in no way be a waiver of any right of either Landlord or Tenant to pursue a claim against any other person or entity.

28. <u>Indemnification, Limitation & Disclaimer.</u>

a. Tenant hereby agrees to indemnify and hold Landlord harmless from and with respect to all liability, loss, damage, cost and expense, including, but not restricted to, reasonable attorneys' fees and court costs, arising directly from or solely related to any act or acts, omission or omissions of Tenant, or of the employees, servants, guests, agents, assigns, invitees, licensees or contractors of Tenant, whether as an obligation under this Lease or otherwise, and also for any matter or thing, directly or indirectly, related to Tenant's use or occupation of the Leased Premises, including all claims, suits or causes of action for damages for personal injury, loss of life, property damage, damage due to pollution, or other damage of any nature, sustained on or about or near the Premises or upon the sidewalks and/or approaches appurtenant thereto by any person or persons whatsoever, including, but not limited to, any and all loss to Tenant and any and all loss to Landlord, but specifically excluding any consequential damages and except to the extent such claims, actions, damages, liability and expense are caused by the negligent, willful or otherwise wrongful acts or omissions of Landlord, its agents, contractors, licensees or employees.

b. Landlord covenants to defend and indemnify Tenant and hold Tenant harmless from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys' fees, (x) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in or upon any portion(s) of Premises (excluding the Leased Premises), or (y) occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants or licensees, but specifically excluding consequential damages, and except to the extent such claims, actions, damages, liability and expense are caused by the negligent, willful or otherwise wrongful acts or omissions of Tenant, its agents, contractors, licensees or employees.

c. Neither Landlord nor Tenant shall be responsible to the other for consequential damages.

29. Waiver. Failure of either party to insist upon strict performance of any covenant or condition of this Lease in any one or more instances shall not be construed as a waiver for the future of any such covenant or condition, but the same shall be and remain in full force and effect. It is further specifically agreed that in the event that at any time, or from time to time during the term, a default shall exist under any of the provisions of this Lease, the payment by Tenant to Landlord or the acceptance or receipt by Landlord from Tenant of any one or more payments while default exists, shall not constitute a waiver of such default and shall not alter, limit, or otherwise adversely affect any of the rights of the Landlord or Tenant with respect to such default including the right to terminate this Lease, and acceptance of such rental by Landlord after termination shall not be deemed an election by Landlord waiving such termination. No payment by Tenant or receipt by Landlord of a lesser amount than the amounts set forth herein shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord' s right to recover any balance or pursue any other remedy provided in this Lease and/or at law.

30. Condemnation.

a. If the whole of the Leased Premises should be taken by any public or quasi-public authority under the power or threat of eminent domain during the Term, or if a substantial portion of the Leased Premises should be taken so as to materially impair the use of the Leased Premises contemplated by Tenant, and thereby frustrate Tenant's purpose in entering into this Lease, then, in either of such events, this Lease shall terminate at the time of such taking. In such event, of the compensation and damages payable for or on account of the Property, exclusive of the buildings and improvements thereon, Tenant and Lender, as their interests may appear, shall receive a sum equal to the worth at the time of the compensation award of the amount by which the fair rental value of the Leased Premises exceeds the rental payable pursuant to the terms of this Lease for the balance of the Term; the balance of such compensation and damages shall be payable to and be the sole property of Landlord. All compensation and damages payable for or on account of the buildings and improvements located on the Property and constituting a part of the Leased Premises shall be divided among Landlord, Tenant, and Lender as follows:

i. All compensation and damages payable for or on account of buildings and improvements having a remaining useful life less than the remaining Term as of the date of such taking shall be payable to and be the sole property of Tenant and Lender, as their interests may appear; and

ii. A proportionate share of all compensation and damages payable for or on account of buildings and improvements having a remaining useful life greater than the remaining Term as of the date of such taking, determined by the ratio that the then remaining Term bears to the then remaining useful life of such buildings and improvements, shall be payable to and be the sole property of Tenant and Lender, as their interests may appear, and the remaining share thereof shall be payable to and be the sole property of Landlord.

b. If less than the whole of the Leased Premises should be taken by any public or quasi-public authority under the power or threat of eminent domain during the Term and this Lease is not terminated as provided in subsection (a) above, Tenant shall promptly reconstruct and restore the Leased Premises, with respect to the portion of the Leased Premises not so taken, as an integral unit of the same quality and character as existed prior to such taking. The Minimum Rent payable by Tenant following such taking shall be equitably reduced by agreement of Landlord and Tenant in accordance with the reduced economic return to Tenant, if any, which will occur by reason of such taking. The compensation and damages payable for, or on account of, such taking shall be applied to the reconstruction and restoration of the Leased Premises by Tenant pursuant to this subsection (b) by application, first, of any sums payable for or on account of the buildings and improvements situated on the Property, and second, of any sums payable for or on account of the Property exclusive of such buildings and improvements. The remainder, if any, after reconstruction and restoration shall be divided among Landlord, Tenant and Lender in the manner provided in subsection (a) above.

c. No taking of any leasehold interest in the Leased Premises or any part thereof shall terminate or give Tenant the right to surrender this Lease, nor excuse Tenant from full performance of its covenants for the payment of rent and other charges or any other obligations hereunder capable of performance by Tenant after any such taking, but in such case all compensation and damages payable for or on account of such taking shall be payable to and

be the sole property of Tenant and Lender.

d. Should Landlord and Tenant for any reason disagree (i) as to whether any portion of the Leased Premises taken is so substantial as to impair materially the use of the Leased Premises contemplated by Tenant, (ii) on the division of any compensation or damages paid for or on account of any taking of all or any portion of the Leased Premises, or (iii) on the amount by which the rent payable by Tenant hereunder is to be equitably reduced in the event of a partial taking, then, and in any of such events, the matter shall be determined by arbitration in the manner provided in this Section..

31. Subordination. Landlord represents that as of the Effective Date, the Premises is not encumbered by any mortgage, deed of trust or other lien or ground or underlying lease.

32. Attorney's Fees. In the event the parties hereto become involved in any action or proceeding arising out of or in connection with this Lease, the Leased Premises or the Premises (including, without limitation, the enforcement or interpretation of this Lease or either party's rights, duties or obligations hereunder), the prevailing party shall be entitled to recover from the non-prevailing party all reasonable out-of-pocket expenses of attorneys' fees and costs, expenses and disbursements incurred by the prevailing party in such action or proceeding, without the necessity for a cross action by the prevailing party. Such reimbursement shall include all such expenses incurred prior to and at any such trial or proceeding and at all levels of appeal and post judgment proceedings.

33. Mechanic's Liens. Tenant shall not permit any mechanic's or materialman's liens to be levied against the Premises, or any part thereof, for any labor or material furnished with respect to the Premises, or any part thereof, or to Tenant or to Tenant's agents, employees, guest, invitees or contractors in connection with work of any character performed in, at, on, under or to the Premises. Tenant shall indemnify and save harmless Landlord against all actual loss, liability, costs, reasonable out-of-pocket attorneys' fees, damages and interest charges as a result of any mechanic's lien or any other lien filed against the Premises or any part thereof as a result of any act or omission of Tenant or any of its agents, employees, contractors or sub-contractors, or as a result of any repairs, improvements, alterations or additions made by Tenant. Tenant shall, within thirty (30) days of the filing of any such lien, remove, pay or cancel such lien or secure the payment of any such lien or liens by bond or other acceptable security. In the event Tenant fails to so dispose of any such lien, Landlord, at its option, after thirty (30) days' additional written notice given to Tenant, may pay such lien or bond at its discretion without inquiring into the validity thereof and Tenant shall forthwith reimburse Landlord for the total out-of-pocket reasonable expense incurred by Landlord in discharging or bonding such lien, together with interest thereon at the maximum rate per annum permitted by law from the date of such payment, as additional rent hereunder.

34. Improvements become Property of Landlord**.** Subject to and conditioned upon Section 4, above, all installations, alterations, additions, repairs, replacements and improvements upon the Premises made by Tenant, shall, unless Tenant otherwise elects, become the property of Landlord and shall remain upon and be surrendered with the Premises as a part hereof at the expiration or sooner termination of the Term. Notwithstanding the foregoing or anything herein to the contrary, (a) Landlord acknowledges and agrees that Tenant shall have no obligation to

make any modifications or alterations to any structural alterations or improvements to the Leased Premises that it makes during the term of this Lease and (b) Tenant shall have the right, under all circumstances and whether or not an Event of Default has occurred or is continuing, within one hundred twenty (120) days after the termination of this Lease, to remove its trade fixtures, equipment, signs, inventory, and equipment and other personal property which are susceptible of being moved; provided, however, in the event that the removal of such equipment causes structural damage to the Leased Premises, Tenant shall remain liable to Landlord to repair any damage caused by Tenant's equipment removal.

35. No Setoff. Except as otherwise provided herein, all amounts to be paid by Tenant under this Lease are to be paid without setoff or deduction whatsoever.

36. Notices. Any notice to Landlord provided for herein shall be deemed to have been served only when such notice in writing addressed to Landlord, or to the party to whom rent was last paid, has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail, addressed to the address hereinabove set forth or by overnight courier providing a receipt, or via email at email addresses to be provided by the Landlord and Tenant to each other. Any notice to Tenant as provided for herein shall be deemed to have been served only when such notice in writing has been deposited in a regular receptacle of the U.S. Postal Service by registered or certified mail addressed to Tenant at the Leased Premises (and to the Tenant's address set forth in the first Paragraph of this Lease) or by overnight courier providing a receipt or by sending it via email.

37. Captions. The captions appearing at the beginning of each of the sections of this Lease are for reference only and are not to be considered a part of this Lease.

38. Broker. Each party warrants and represents to the other that it has dealt with no broker, agent or other person in connection with this Lease and each party agrees to indemnify, defend and hold the other harmless from and against any and all claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with said party with regard to this Lease. The provisions of this section shall survive a termination or expiration of this Lease.

39. Binding. This Lease shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

40. Modification. This Lease constitutes the whole agreement between the parties. There are no terms, obligations, covenants, or conditions other than contained herein. No modification or variation hereof shall be deemed valid unless evidenced by an agreement in writing and signed by the duly authorized representatives of the respective parties.

41. Quiet Enjoyment. Landlord covenants that for so long as no Tenant Event of Default occurs and is continuing, Tenant shall quietly enjoy the Leased Premises and Landlord agrees to defend Tenant in the peaceable and quiet use and possession of the Premises against claims of all persons whomsoever.

42. Situs. This Lease Agreement shall be governed by the Laws of the State of New York as the same may exist during the term hereof. The parties hereby consent to the

exclusive jurisdiction and venue of the Courts of New York State (Erie County) and The United States District Court for the Western District of New York (Buffalo) in respect of any disputes or legal proceedings which arise out of and/or relate to this Lease.

43. Memorandum of Lease. Parties agree that upon the request of either party, they will execute, acknowledge, and deliver a Memorandum of Lease ("Memorandum of Lease"). The Memorandum of Lease shall be recorded at the expense of the requesting party in the Erie County Clerk's Office.

44. Title Insurance. Landlord shall order and pay for a lessee's policy title commitment naming Tenant as insured ("Leasehold Title Commitment") in the sum of the upfront Rent of $2,300,000.00.

45. Mortgage of Leasehold. Tenant shall have the right to encumber the leasehold estate created by this Lease by a mortgage, deed of trust or other security instrument, including, without limitation, an assignment of the rents, issues and profits from the Premises, (the "Leasehold Mortgage") to secure repayment of any loan to Tenant, and associated obligations, from any lender (a "Lender").

46. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier and/or via e-mail pdf files, with the intention that they shall have the same effect as an original counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have each caused this Lease Agreement to be executed and delivered, all as of the day and year first above written.

Landlord	**Tenant**
EAST DELAVAN PROPERTY, LLC	**DGX HOLDING, LLC**
By: ______________________	By: ______________________
Name: Jon M. Williams	Name: Michel Amar
Title: Manager	Title: Manager
Date Signed: ______________	Date Signed: ______________

IN WITNESS WHEREOF, Landlord and Tenant have each caused this Lease Agreement to be executed and delivered, all as of the day and year first above written.

Landlord	**Tenant**
EAST DELAVAN PROPERTY, LLC	**DGX HOLDING, LLC**
By: ______________________	By: ______________________
Name: Jon M. Williams	Name: Michel Amar
Title: Manager	Title: Manager
Date Signed: ______________	Date Signed: ______________

Schedule A


NOTE:
OD- OVERHEAD DOOR
MD- MAN DOOR
404,210 SF
60,511 SF
Percentage of Total SF: 15%
COLORADO AVE.
SCAJAQUADA ST.
NORTHUMBERLAND AVE.
CORNWALL AVE.
GATE
GATE
SUB 1
CONCRETE LOT
EDP PROPERTY
EXISTING OFFICE SPACE
LOADING DOCKS
WATER TOWER
PLANT 10
LOADING DOCK ACCESS OFF OF SCAJAQUADA ST.
MD/OD
MD/OD
MD/OD
MD/OD
MD/OD
RAMP
OD

EAST DELAVAN PROPERTIES, LLC.

1001 East Delavan Ave.
Buffalo, New York 14215

SIZE	FSCM NO.	DATE: 08/25/16	REV
D			1
SCALE: 1" = 50'	SCALE APPLIES TO D-SIZE PLOT ONLY		SHEET: 1 of 1

Updated: 10/8/2021



Northumberland Avenue (60' Wide)
(Public Highway)
Scajaquada Street (Width Varies)
Colorado Avenue (60' Wide)
(Public Highway)
East Delavan Property, LLC
N 0°04'40" W 501.04' Measure
N 0°04'40" W 187.82' Measure
S 89°55'20" W 115.00' Measure
Exclusive Use Easement Space Area = 1.000 ± Acre
Lease Parcel
60,511 Square Feet
1.389 ± Acres
S 0°04'40" E 540.55' Measure
N 00°04'40" W 449.28'
S 00°02'48" E 620.52'
S 89°49'38" E 41.81' Measure
N 0°12'24" W 39.73' Measure
N 89°57'21" E 73.28' Measure
S 0°04'51" E 61.66' Measure
N 89°50'15" E 35.19' Measure
Access Easement
Access Easement

Note:

Interior building details are reference from an existing CAD file provided by American Axel in the preparation for the transfer to East Delavan LLC. This file does not align accurately with the surveyed building and should only be used as a approximate reference. No field locations have been observed for the interior space of the buildings.

Zoning

M1 - Light Manufacturing

The lot area and yard requirements in the M1 District shall be the same as in the C1 Districts provided, however, that on a lot the front or side of which is directly across a street from the front of a lot in any R District, there shall be on said street side a yard not less than 20 feet in depth measured at right angles to such street, but such yard need not be more than 10 feet in depth so measured if the structure is not more than one story or 20 feet in height within a depth of 50 feet from the street line.

The maximum height shall be the horizontal distance from the building portion to the opposite side of the street.

Notes:

Survey Notes:

1. North as shown on this map is referenced to the record deed direction of the east line of Cornwall Avenue N.00°05'54"E as described in Liber 10867 of deeds at page 4518.

2. There were no observed marked parking spaces on these premises.



Location Sketch
Not to Scale
East Delavan Avenue
Location
Scajaquada St
Bailey Avenue
Colorado Ave

Legend



Abbreviations
Symbols
Line Styles
Ex = Existing
E = East
N = North
W = West
S = South
R.O.W. = Right of Way
A.K.A. = also known as

Schedule B
Chicago Title Insurance Company Title No. 2113-8054EC dated October 18, 2021.

16. Unrecorded Sidetrack Agreement between Erie Railroad Company and General Motors Corporation dated December 31, 1952, as amended by Supplemental Agreement made between Erie-Lackawanna Railroad Company dated May 1, 1966. Does not affect subject parcels.

17. Unrecorded Agreement made between General Motors Corporation and Niagara Mohawk Power Corporation dated August 6, 1964 for construction of electrical facilities. Does not affect subject parcels.

18. Unrecorded Agreement made between General Motors Corporation and Iroquois Gas Corporation dated August 6, 1964 for construction of electrical facilities. Does not affect subject parcels.

19. Rights reserved to the City of Buffalo and the Buffalo Sewer Authority in deed dated February 17, 1967 and recorded March 31, 1967 in Liber 7337 of Deeds at page 407, for the purpose of constructing and maintaining water and sewer lines upon lands comprising a portion of former Colorado Avenue. Plotted on Map of Survey

20. Rights of Iroquois Gas Corporation, Niagara Mohawk Power Corporation and New York Telephone Company, as set forth in deed dated February 17, 1967 and recorded March 31, 1967 in Liber 7337 of Deeds at page 407, to enter upon lands comprising a portion of former Colorado Avenue for the purpose of maintaining and constructing utility lines, poles and mains. Plotted on Map of Survey.

21. Easement granted to the Buffalo Sewer Authority by instrument dated September 26, 1960 and recorded October 27, 1960 in Liber 8957 of Deeds at page 87. Plotted on Map of Survey.

Legal Description
Easement Space
Niagara Boundary Job No. 7404-Oct 2021

ALL THAT TRACT OR PARCEL OF LAND, situate, lying and being in the City of Buffalo, County of Erie, State of New York, being part of Lot No. 53, Township 11, Range 7 of the Holland Land Company's Survey and being more particularly bounded and described as follows:

Commencing at the intersection of the north line of Scajaquada Street and the west line of Colorado Avenue; thence along the northerly line of Scajaquada Street on an arc 59.74 feet to the left, having a radius of 240.36 feet, the chord of which is S 75°04'40" W for a distance of 59.59 feet to a point of tangency; thence S 68°22'26" W a distance of 16.46 feet to a point; thence N 00°02'48" W a distance of 21.51 feet to the POINT OR PLACE OF BEGINNING;

Thence parallel with the north line of Scajaquada Street S 68°22'26" W a distance of 45.19 feet to a point;

Thence continuing parallel with the north line of Scajaquada Street S 89°54'06" W a distance of 107.82 feet to a point;

Thence N 0°04'40" W a distance of 187.82 feet to a point on the southerly side of a metal sided building;

Thence along the exterior side of a metal sided building N 89°55'20" E a distance of 115.00 feet to a corner of the metal sided building;

Thence along the exterior side of a metal sided building, N 0°04'40" W a distance of 449.28 feet to a point;

Thence N 89°50'15" E a distance of 35.19 feet to a point;

Thence S 0°02'48" E a distance of 620.52 feet and the POINT OR PLACE OF BEGINNING.

The above described parcel contains ± 1.000 acres (43,555 sq. ft.)

Legal Description
Lease Space
Niagara Boundary Job No. 7404-Oct 2021

ALL THAT TRACT OR PARCEL OF LAND, situate, lying and being in the City of Buffalo, County of Erie, State of New York, being part of Lot No. 53, Township 11, Range 7 of the Holland Land Company's Survey and being more particularly bounded and described as follows:

Commencing at the intersection of the north line of Scajaquada Street and the west line of Colorado Avenue; thence along the northerly line of Scajaquada Street on an arc 59.74 feet to the left, having a radius of 240.36 feet, the chord of which is S 75°04'40" W for a distance of 59.59 feet to a point of tangency; thence S 68°22'26" W a distance of 53.92 feet to a point; thence N 0°04'40" W a distance of 206.45 feet to the POINT OR PLACE OF BEGINNING, said point being the exterior corner of a metal sided building;

Thence along the southerly side of the metal sided building, S 89°55'20" W a distance of 115.00 feet to a point;

Thence through the metal sided building the following 4 courses and distances:

1. N 0°04'40" W a distance of 501.04 feet to a point;
2. S 89°49'38" E a distance of 41.81 feet to a point;
3. N 0°12'24" W a distance of 39.73 feet to a point;
4. N 89°57'21" E a distance of 73.28 feet to a point;

Thence exiting the building and running along the exterior edge of the metal sided building, S 0°04'40" E a distance of 540.55 feet and the POINT OR PLACE OF BEGINNING.

The above described parcel contains ± 1.389 acres (60511 sq. ft.)

Legal Description
Access Easement
Niagara Boundary Job No. 7404-Oct 2021

ALL THAT TRACT OR PARCEL OF LAND, situate, lying and being in the City of Buffalo, County of Erie, State of New York, being part of Lot No. 53, Township 11, Range 7 of the Holland Land Company's Survey and being more particularly bounded and described as follows:

Commencing at the northwest corner of Colorado Street; thence easterly along the north line of Colorado Street a distance of 19.72 feet to the POINT OR PLACE OF BEGINNING;

Thence N 0°05'54" W a distance of 302.14 feet to a point;
Thence S 89°54'43" W a distance of 92.25 feet to a point;
Thence N 0°02'48" W a distance of 204.94 feet to a point;
Thence S 89°50'15" W a distance of 11.68 feet to a point;
Thence N 0°09'45" W a distance of 14.40 feet to a point;
Thence N 89°50'15" E a distance of 48.74 feet to a point;
Thence S 0°02'48" E a distance of 194.38 feet to a point;
Thence N 89°54'43" E a distance of 77.19 feet to a point;
Thence S 0°05'54" E a distance of 327.14 feet to a point on the north line of Colorado Street;
Thence along the north line of Colorado Street, S 89°54'06" W a distance of 22.00 feet and the POINT OR PLACE OF BEGINNING.

The above described parcel contains ± 0.387 acres (16869 sq. ft.)

Niagara Boundary
And Mapping Services
PO Box 100
Lewiston, NY 14092
(716) 297-9584
E-Mail: lee@niagaraboundary.com

UNAUTHORIZED ALTERATION OR ADDITION TO THIS SURVEY MAP IS A VIOLATION OF SECTION 7209, PROVISION 2 OF THE NEW YORK STATE EDUCATION LAW.

THIS SURVEY WAS PREPARED WITHOUT THE BENEFIT OF AN ABSTRACT OF TITLE AND IS SUBJECT TO ANY STATE OF FACTS THAT MAY BE REVEALED BY AN EXAMINATION OF SUCH.

Map
Showing Lease
and Easement Space

1001 East Delavan Avenue
Buffalo, NY

Tax ID: 101.24-1-17

LOT	SECTION	TOWNSHIP	RANGE
53		11	7

City	Buffalo
COUNTY	Erie
STATE	New York
DATE	October 2021
SCALE	1" = 30'
JOB NO.	7404-Oct 2021
RESURVEYED	

"ONLY COPIES FROM THE ORIGINAL OF THIS SURVEY MARKED WITH AN ORIGINAL OF THE LAND SURVEYOR'S EMBOSSED SEAL SHALL BE CONSIDERED TO BE VALID TRUE COPIES."

THIS SURVEY WAS PREPARED FOR THE PARTIES AND PURPOSE INDICATED HEREIN. ANY EXTENSION OF THE USE BEYOND THE PARTIES OR PURPOSE INDICATED IS EXPRESSLY FORBIDDEN WITHOUT WRITTEN RELEASE OR PERMISSION OF THE UNDERSIGNED.

USE OF THE SURVEY IN CONJUCTION WITH AN AFFIDAVIT OF NO CHANGE IS FORBIDDEN.

Kenneth L. Slaugenhoupt Lic. No. 50349